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Exhibit 10.38

FOURTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

        This Amendment, dated as of February 28, 2002, is made by and between CHRISTOPHER & BANKS, INC., a Minnesota corporation, formerly known as Braun's Fashions, Inc. ("CBI"), CHRISTOPHER & BANKS COMPANY, a Minnesota corporation ("CBCO" and together with CBI, the "Borrower"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, formerly known as Norwest Bank Minnesota, National Association (the "Lender"), and CHRISTOPHER & BANKS CORPORATION, a Delaware corporation, formerly known as Braun's Fashions Corporation (the "Guarantor").

Recitals

        CBI and the Lender are parties to that certain Amended and Restated Revolving Credit and Security Agreement dated as of March 15, 1999, as amended by that certain First Amendment to Amended and Restated Revolving Credit and Security Agreement dated September 17, 1999, that certain Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of September 19, 2000, that certain Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 23, 2001 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that Lender (i) increase the amount available under the Credit Facility from Eighteen Million Dollars ($18,000,000) to Twenty-Five Million Dollars ($25,000,000), (ii) extend the Maturity Date to June 30, 2004 and (iii) make certain other amendments to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.    Defined Terms.    The following capitalized terms have the meanings defined below. All other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

          "Borrower" shall jointly and severally mean Christopher & Banks, Inc. a Minnesota corporation ("CBI"), formerly known as Braun's Fashions, Inc. and Christopher & Banks Company, a Minnesota corporation ("CBCO").

          "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, letter-of-credit rights and letters of credit together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) all sums on deposit in the Special Account; and (vii) proceeds of any and all of the foregoing."

          "Maximum Line" means $25,000,000, unless said amount is reduced pursuant to Section 2.10, in which event it means the amount to which said amount is reduced."

          "Maturity Date" means June 30, 2004."

        2.    Rules of Interpretation.    Section 1.2 of the Credit Agreement is amended to read as follows:

          "Section 1.2    Other Definitional Terms: Rules of Interpretation.    The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder."

        3.    Facility Fees.    Section 2.7(b) of the Credit Agreement is hereby deleted and the following new Section 2.7(b) is inserted in lieu thereof:

          "2.7(b) Borrower shall pay to Lender a fee (the "Facility Fees") in an amount equal to one-quarter of one percent (0.25%) per annum of an amount equal to the average daily difference between the Aggregate Outstanding and Five Million Dollars ($5,000,000). To the extent the Aggregate Outstanding exceeds Five Million Dollars ($5,000,000) but is less than Seven Million Five Hundred Thousand Dollars ($7,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Seven Million Five Hundred Thousand Dollars ($7,500,000). To the extent the Aggregate Outstanding exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) but is less than Ten Million Dollars ($10,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Ten Million Dollars ($10,000,000). To the extent the Aggregate Outstanding exceeds Ten Million Dollars ($10,000,000) but is less than Twelve Million Five Hundred Thousand Dollars ($12,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Twelve Million Five Hundred Thousand Dollars ($12,500,000). To the extent the Aggregate Outstanding exceeds Twelve Million Five Hundred Thousand Dollars ($12,500,000) but is less than Fifteen Million Dollars ($15,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Fifteen Million Dollars ($15,000,000). To the extent the Aggregate Outstanding exceeds Fifteen Million Dollars ($15,000,000) but is less than Eighteen Million Dollars ($18,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Eighteen Million Dollars ($18,000,000). To the extent the Aggregate Outstanding exceeds Eighteen Million Dollars ($18,000,000) but is less than Twenty-One Million Five Hundred Thousand Dollars ($21,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Twenty-One Million Five Hundred Thousand Dollars ($21,500,000). To the extent the Aggregate Outstanding exceeds Twenty-One Million Five Hundred Thousand Dollars ($21,500,000) but is less than Twenty-Five Million Dollars ($25,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and

  Twenty-Five Million ($25,000,000). Such fee shall be calculated monthly and paid in arrears commencing on the first Banking Day of the month immediately following execution of this Agreement and continuing on the first Banking Day of each month thereafter until Lender's commitment to extend the Credit has terminated pursuant to Section 2.10 or Section 8.2(a). Borrower hereby authorizes Lender to make an Advance, subject to Availability, in an amount equal to the Facility Fees then due and payable and apply the same to the Facility Fees due."

        4.    Financing Statement.    Section 3.7 of the Credit Agreement is hereby amended by inserting the following information for CBCO:

      "Name and address of Debtor:
      Christopher & Banks Company
      2400 Xenium Lane
      Plymouth, Minnesota 55441
      Federal Tax Identification No. 41-2022506"

        5.    Subsidiaries.    Section 5.4 of the Credit Agreement is hereby deleted and the following new Section 5.4 is inserted in lieu thereof:

    "5.4 Subsidiaries. CBI has one Subsidiary, CBCO. CBCO has no Subsidiaries."

        6.    Reporting Requirements.    Section 6.1(j) of the Credit Agreement is hereby deleted and the following new Section 6.1(j) is inserted in lieu thereof:

    "(j) promptly upon knowledge thereof, notice of the termination of employment of William Prange, Chief Executive Officer of CBI, Joseph Pennington, President of CBI, or Andrew Moller, Chief Financial Officer of CBI."

        7.    Minimum Cash Flow; Minimum Cash on Hand.    Section 6.11 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following table in lieu thereof:

"Period	Minimum Cash and Cash Equivalents
February 28, 2002 through June 30, 2004	$5,000,000	"

        8.    Inventory Appraisals.    At any time during the continuance of a Default or Event of Default, Lender may obtain an inventory appraisal at Borrower's expense.

        9.    Permitted Investments.    Section 7.4(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

    "(i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of three years or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service, tax advantaged securities having a maturity of three (3) years or less issued by a municipality rated "A" by at least two rating agencies, corporate debt having a maturity of two (2) years or less rated "A" by at least two rating agencies, money market funds, repurchase agreements with a maturity of seven (7) days or less or certificate of deposit or bankers' acceptance having a maturity of one (1) year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);"

        10.    Restrictions on Nature of Business.    Section 7.9 of the Credit Agreement is hereby deleted and the following Section 7.9 is inserted in lieu thereof:

    "Section 7.9 Restrictions on Nature of Business.

          Without the advance written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower will not engage in any line of business except for retail apparel sales and will not purchase, lease or otherwise acquire assets not related to its business."

        11.    Events of Default.    Section 8.1(g) of the Credit Agreement is hereby deleted and the following Section 8.1(g) is inserted in lieu thereof:

    "(g) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $1,000,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;"

        12.    Reporting; Financial Covenants.    All financial statements required to be submitted by the CBI shall be submitted by CBI and CBCO on an unconsolidated basis as well as a consolidated basis including the Guarantor, CBI and CBCO. The financial covenants set forth in Sections 6.11 and 6.12 shall be calculated on a consolidated basis including the Guarantor, CBI and CBCO.

        13.    Transfer of Assets.    Notwithstanding Section 7.6 of the Credit Agreement, Inc. may transfer assets to Company as approved by CBI's Board of Directors on January 4, 2002.

        14.    Formation of Subsidiary.    Lender hereby acknowledges notice of and hereby consents to the formation of CBCO.

        15.    Replacement Note.    Contemporaneously with the execution of this Amendment, CBI and CBCO shall execute and deliver an Amended Revolving Note in replacement of the existing Amended Revolving Note dated October February 23, 2002 (the "Replacement Note").

        16.    No Other Changes.    Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        17.    Conditions Precedent.    This shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a)  The Replacement Note.

          (b)  The Acknowledgment and Agreement of set forth at the end of this Amendment, duly executed by the Guarantor.

          (c)  A Certificate of the Secretary of CBI certifying as to (i) the resolutions of the board of directors of CBI approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of Inc., which were certified and delivered to the Lender pursuant to the Certificate of Authority of CBI's secretary or assistant secretary dated as of September 17, 1999 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of CBI who have been certified to the Lender, pursuant to the Certificate of Authority of CBI's secretary or assistant secretary dated as of September 17, 1999, as being authorized to sign and to act on behalf of Inc. continue to be so authorized or setting forth the sample signatures of each of the officers and agents of CBI authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of CBI.

          (d)  A Certificate of the Secretary of CBCO certifying as to (i) the resolutions of the board of directors of CBCO approving the execution and delivery of this Amendment, (ii) certifying the attached articles of incorporation and bylaws of CBCO, and (iii) setting forth the sample signatures of each of the officers and agents of CBCO authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of CBCO.

          (e)  Such other matters as the Lender may require.

        18.    Representations and Warranties.    Each Borrower hereby represents and warrants to the Lender as follows:

          (a)  Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

          (b)  The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which it or its properties may be bound or affected.

          (c)  All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        19.    References.    All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

        20.    No Waiver.    The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        21.    Release.    Each Borrower and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        22.    Costs and Expenses.    Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

        23.    Miscellaneous.    This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association		CHRISTOPHER & BANKS, INC., a Minnesota corporation
By	/s/ ELIZABETH S. COLLINS	By	/s/ ANDREW K. MOLLER
	Elizabeth S. Collins	Name	Andrew K. Moller
	Its Vice President	Title	Sr. VP & CFO
CHRISTOPHER & BANKS COMPANY, a Minnesota corporation
		By	/s/ ANDREW K. MOLLER
		Name	Andrew K. Moller
		Title	Sr. VP & CFO

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

        The undersigned, a guarantor of the indebtedness of CHRISTOPHER & BANKS, INC., a Minnesota corporation, formerly known as BRAUN'S FASHIONS, INC. to WELLS FARGO BANK MINNESOTA, N.A., national banking association, formerly known as NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, national banking association, (the "Lender") pursuant to a Guaranty dated as of December 2, 1996, (the"Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) acknowledges and agrees that pursuant to the Guaranty, it is also a guarantor of the indebtedness of CHRISTOPHER & BANKS COMPANY, a Minnesota corporation (together with Christopher & Banks, Inc., jointly and severally the "Borrower"); (iii) consents to the terms (including without limitation the release set forth in paragraph 21 of the Amendment) and execution thereof; (iv) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; (v) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower's present and future indebtedness to the Lender.

CHRISTOPHER & BANKS CORPORATION
By	/s/ ANDREW K. MOLLER
Name	Andrew K. Moller
Title	Sr. VP & CFO

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FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
Recitals
ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR